6705 Rockledge Drive, Suite 900	Exhibit 99.1

Bethesda, MD 20817-1850

(301) 581-0600

Contact:	Shawn M. Guertin

Chief Financial Officer

(301) 581-5701

Drew Asher

Senior Vice President, Corporate Finance

(301) 581-5717

COVENTRY HEALTH CARE RE-AFFIRMS

FOURTH QUARTER 2007 AND FULL YEAR 2008 FINANCIAL GUIDANCE

Bethesda, Maryland (January 7, 2008) – Coventry Health Care, Inc. (NYSE: CVH) will be meeting with investors at the 26th Annual JPMorgan Investor Conference on January 7th - 8th in San Francisco, California. During these meetings, Coventry intends to confirm the Company’s ability to meet previously provided earnings expectations of $1.17 to $1.18 per diluted share for fourth quarter 2007 and $4.42 to $4.58 per diluted share for full year 2008.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties, including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2006 and Coventry’s Form 10-Q for the quarter ended September 30, 2007. Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.cvty.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies. Through its Commercial Business, Individual Consumer & Government Business, and Specialty Business divisions, Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.